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                                                                    EXHIBIT 99.4


                               OFFER TO EXCHANGE
                11% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                     11% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF
                       THE IMPERIAL HOME DECOR GROUP INC.

             UNCONDITIONALLY GUARANTEED, JOINTLY AND SEVERALLY ON A
                     SENIOR SUBORDINATED UNSECURED BASIS BY
           VERNON PLASTICS, INC., IMPERIAL HOME DECOR GROUP (US) LLC,
                WDP INVESTMENTS, INC., MARKETING SERVICE, INC.,
                 AND IMPERIAL HOME DECOR GROUP HOLDINGS LIMITED

To Our Clients:

     We are enclosing herewith a Prospectus dated            , 1998 (as amended
and supplemented from time to time, the 'Prospectus') of The Imperial Home Decor Group Inc., a Delaware corporation (the 'Company'), and the related Letter of Transmittal (as amended and supplemented form time to time, the 'Letter of Transmittal') which together constitute the offer of the Company (the 'Exchange Offer') to exchange $1,000 principal amount of its outstanding 11% Senior Subordinated Notes due 2008, Series B (the 'Exchange Notes'), registered under the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to a registration statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 11% Senior Subordinated Notes due 2008 (the 'Old Notes') of which $125,000,000 aggregate principal amount is outstanding. Capitalized terms not defined herein have the meanings given to such terms in the Prospectus.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON                 , 1998, UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the participants in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

     Pursuant to the Letter of Transmittal, each Holder will represent to the Company that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of business, (ii) it will have no arrangements or understanding with any person to participate in the distribution of the Old Notes or the Exchange Notes within the meaning of the Securities Act, (iii) it is not an affiliate of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if it is a broker-dealer that will receive Exchange Notes for its own account (a 'Participating Broker-Dealer') in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any 'affiliate' of the Company (within the meaning of the Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.


                                          Very truly yours,

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                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                     11% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF
                       THE IMPERIAL HOME DECOR GROUP INC.

             UNCONDITIONALLY GUARANTEED, JOINTLY AND SEVERALLY ON A
                     SENIOR SUBORDINATED UNSECURED BASIS BY
           VERNON PLASTICS, INC., IMPERIAL HOME DECOR GROUP (US) LLC,
                WDP INVESTMENTS, INC., MARKETING SERVICE, INC.,
                 AND IMPERIAL HOME DECOR GROUP HOLDINGS LIMITED

To Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
           , 1998 (as amended or supplemented from time to time, the 'Prospectus') of The Imperial Home Decor Group Inc. (the 'Company') and a related Letter of Transmittal (which together constitute the 'Exchange Offer'). Capitalized terms used but not defined herein have the meaning given to such terms in the relevant Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $               of the 11% Senior Subordinated Notes Due 2008.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

A. / / TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered):

    $                  (1) of the 11% Senior Subordinated Notes Due 2008,
    and not to tender other Old Notes, if any, held by you for the account of the undersigned;

OR

B. / / NOT TO TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) it is not an affiliate of the Company or any of its subsidiaries, or, if the undersigned is an affiliate of the Company or any of its subsidiaries, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable, (ii) the Exchange Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes,
(iv) the undersigned is not a broker-dealer who purchased the Notes for resale pursuant to an exemption under the Securities Act, and (v) the undersigned will be able to trade Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an 'affiliate') that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

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(1) Must be in a minimum aggregate principal amount of $1,000 any integral multiple thereof in excess thereof.

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                                   SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________
                                                                      (zip code)

Telephone Number: ______________________________________________________________
                  (area code)


Taxpayer identification or Social Security Number:

_____________________________________________

Date:_______________________________________


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